UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2024

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 5, 2024, SELLAS Life Sciences Group, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that the Company has regained compliance under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) by maintaining a market value of the Company’s common stock (“MVLS”) of greater than $35.0 million, calculated based upon the most recent total shares outstanding multiplied by the closing bid price per share, for the last 10 consecutive business days, and that this matter is now closed. As previously disclosed, on December 6, 2023, the Company received a letter from Nasdaq indicating that the Company was not in compliance with the MVLS Rule because, for a period of 30 consecutive business days, the MVLS had not maintained a minimum of $35.0 million. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial period of 180 calendar days, or until June 3, 2024, to regain compliance with the MVLS Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: March 5, 2024	By:		/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary

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